CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated September 28, 2001, relating to the financial statements and financial highlights, which appears in the August 31, 2001 Annual Report to Shareholders of INVESCO Bond Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Denver, Colorado
February 12, 2002